EXHIBIT-10.17
Interstate Pcwer and Light Co.
An Alliant Energy Company
8000 Chavenelle Road
Dubuque, IA 52002-9670
Office: 1.800.822.4348
www.alliantenergy.com
June 13, 2006
Western Dubuque Bio Diesel, LLC
Attn: Ed Recker, Project Manager
Cascade, IA 52033
RE: Provision of service confirmation
Dear Mr. Recker:
This letter is to confirm Alliant Energy-Interstate Power and Light Co. will be providing electricity to the planned Western Dubuque bio diesel plant in Farley, Iowa. Electricity is provided in accordance with regulatory rate and service standard tariffs filed with the Iowa Commerce Commission.
Should you have other questions concerning this or another matter, please contact me.
Sincerely,

/s/ Randy Dunkel

Randy Dunkel Operations Manager RD/vd

Interstate Power and Light Company
ELECTRIC TARIFF
Filed with the I.U.B.

Second Revised Sheet No. 26

ORIGINAL TARIFF NO. 1	Canceling First Revised Sheet No. 26

Electric Large General Service Usage
Rate Codes: 300, 307-8, 320, 327-8, 440, 447-8, 807-8

Applicable:
Large General Service Usage customers for all electric uses in one establishment adjacent to an electric distribution circuit of adequate capacity. No resale of service is permitted. Customers on this rate must have energy usage of 20,000 kWh            or more in each billing month. Customers falling below required metered usage levels will be placed on the General Service Usage rate for a minimum of one year. Service hereunder is also subject to company’s Rules and Regulations.
Character of Service;
60 Hertz alternating current single or three-phase, at secondary voltage through one meter and one point of delivery or by customer’s option a higher available voltage. The Company shall provide only one transformation. Alternative voltages and/or service is available in accordance with the Rules and Regulations and Excess Facilities Charge.
Billing Provisions
Monthly Demand Charge:

Zone	IES — North Zone		IES — South Zone		IES — South Zone		IPC Zone
Rate Codes	807-8		300, 307-8		320, 327-8		440, 447-8
Season	Winter	Summer	Winter	Summer	Winter	Summer	Winter	Summer
First 200 kW	$11.60	$17.49	$8.91	$13.21	$9.49	$14.40	$9.07	$14.69	R,I
Next 800 kW	$10.34	$16.53	$8.42	$13.07	$8.67	$14.07	$8.70	$14.63	R,I
Next 9,000 kW	$9.55	$15.96	$7.97	$12.81	$8.08	$13.69	$8.37	$14.51	R,I
Next 20,000 kW	$9.24	$15.69	$7.82	$12.63	$7.94	$13.60	$8.28	$14.46	R,I
Over 30,000 kW	$8.16	$14.00	$6.87	$11.10	$6.94	$11.97	$7.38	$12.95	R,I
Daily Customer Charge	NA	NA	NA	NA	NA	NA	$1.4620	$1.4620	R
Note: IPC zone monthly customer charge of approximately $44.47 to be phased out through the Rate Equalization process.
Energy Charge per kWh:

Zone	IES — North Zone				IES — South Zone				IES — South Zone				IPC Zone
Rate Codes	807-8				300, 307-8				320, 327-8				440, 447-8
Season	Winter		Summer		Winter		Summer		Winter		Summer		Winter		Summer
On Peak	1.232	¢	1.984	¢	1.655	¢	2.450	¢	1.214	¢	1.910	¢	1.237	¢	1.940	¢	R,I
Off Peak	0.486	¢	1.232	¢	0.744	¢	1.526	¢	0.553	¢	1.214	¢	0.600	¢	1.069	¢	R,I
Non TOD Option	NA		NA		1.108	¢	1.910	¢	0.837	¢	1.518	¢	0.866	¢	1.510	¢	R,I
Summer Period:
From June 16 to September 15.
Billing Demand:
The kW demand to be used for billing purposes each month shall be the sum of the highest 15-minute demand during on-peak hours of the current month plus 50% of the amount by which the highest 15-minute demand during off-peak hours exceeds the highest on-peak demand, but not less than 75% of the highest monthly billing demand similarly determined during the previous months of June, July and August. In no month shall the monthly billing demand be less than 50 kW.

Date Issued: May 25, 2007
By: James P. Maher, Manager — Regulatory Pricing, Iowa & Minnesota	Effective Date: June 30, 2006

Interstate Power and Light Company
ELECTRIC TARIFF
Filed with the I.U.B.

Substitute Original Sheet No. 27

ORIGINAL TARIFF NO.	Canceling Original Sheet No. 27

Electric Large General Service
Usage Rate Codes: 300, 307-8, 320, 327-8, 440, 447-8, 807-8

Time of Day:
On-Peak/Off-Peak Definition: On-peak hours shall be from 7 a.m. to 8 p.m. CST (8 a.m. to 9 p.m. during daylight savings time), Monday through Friday. Off-peak hours are all other times.
Excess Facilities Charge:
Any standard facilities required to provide non standard service, in excess of that permitted under this Schedule or the Company’s Rules and Regulations, shall be provided at a monthly amount equal to 1.6% of the Company’s investment in such facilities.
Primary Service Discounts:
Where primary service is available and provided the Customer purchases primary service and furnishes the approved transformation and protective devices, the following discounts on demand charges will be allowed: 4.42% for 4,160 to 34,500 volt service (when 34,600 volt service reflects Company transformation from 69,000 volts and the 34,500 volt system is not further transformed to supply a lower voltage Company distribution primary system), 7.50% for 69,000 and 34,500 volt service (where 34,500 volt service reflects transformation by Company from greater than 69,000 volts, or if transformed from 69.000 volts, the 34,500 volt line is further transformed to supply a lower voltage Company distribution primary system) and 10.00% for 115 kV service and above, A customer is not eligible for both point of delivery discounts and primary service discounts.
Meter not at point of delivery:
Where metering is no,: done at the point of delivery such as primary metering with secondary voltage delivery or secondary voltage metering with primary voltage, there will be a 2.0% decrease or increase in metered kW demand and kWh respectively before above rate schedule is applied. A customer is not eligible for both point of delivery discounts and primary service discounts.
Power Factor:
The above rate schedule is based on a power factor of 90% or higher Where the power factor is less than 85%, the net demand charges will be increased by 1% for each whole 90% the power factor is below 90%; likewise where the power factor is higher than 95%, the demand charges will be decreased by 1% for each whole percent point the power factor is above 90%. The power factor shall be determined by suitable recording instruments.
Second Nature Program:
A voluntary program, which allows customers to support generation technologies that rely on renewable energy resources. The Second Nature program affects the Energy Cost Adjustment, see Rider SECNAT.
Energy Cost Adjustment:
Billing under this schedule wilt include an adjustment per kWh, computed monthly to compensate for changes in the cost of fuel as described in the Energy Adjustment Clause, Rider EAG.
Tax Adjustment Clause:
This price is subject to a Tax Adjustment, see Rider TAX.
Economic Development Clause:
See Rider ECON.
Energy Efficiency Bill Credit:
See Rider EECR.

Date Issued: June 9, 2006
By: James P. Maher, Manager — Regulatory Pricing, Iowa & Minnesota	Effective Date: June 30, 2006

Energy Efficiency Cost Recovery
Clause: See Rider EECR.

Date Issued: June 9, 2006
By: James P. Maher, Manager — Regulatory Pricing, Iowa & Minnesota	Effective Date: June 30, 2006

Interstate Power and Light Company
ELECTRIC TARIFF
Filed with the I.U.B.

Substitute Original Sheet No. 27

ORIGINAL TARIFF NO.	Canceling Original Sheet No. 27

Electric Large General Service Usage
Rate Codes: 300, 307-8, 320, 327-8, 440, 447-8, 807-8

Prompt Payment Provision:
After 20 days, add 1 1/2% on the past-due amount.
Interruptible Service Option:
See Rider INTSERV.
Interruptible Demand Transfer Service Option:
See Rider IDTS.
Day Ahead. Hourly Time Of Use Service Option:
See Rider DAHP, Day Ahead Hourly Time Of Use.
Standby Service
This LGS Usage schedule is designed assuming the customer will take its entire electrical requirement from Company. Company’s system is not to be used for standby or supplemental purposes except as agreed to by Company, and as subject to inn following terms and conditions:
     I. Contracted Maximum Standby Capacity: Established by contract between Company and Customer. The Contract Maximum Standby Capacity represents the highest 15-minute demand which Company must stand ready to serve.
     II. Billing Demand: Billing Demand shall be the sum of the highest 15-minute demand during the current month plus 50% of the amount by which the Contracted Maximum Standby Capacity exceeds the highest 15-minute demand, but not less than 75% of the highest monthly billing, demand so determined during the previous months of June, July and August.
     III. Excess Demand: Should Customer’s highest 15-minute demand exceed its Contracted Maximum Standby: Capacity, the following provisions shall apply:
A. The Contracted Maximum Standby Capacity shall automatically increase to the highest 15-minute demand, and may not be decreased for a period of twelve billing months.
B. A one-time fee of $26.27 per kW of such excess shall be charged.

Date Issued: June 29, 2006
By: James P. Maher, Manager — Regulatory Pricing, Iowa & Minnesota	Effective Date: October 20, 2006